Exhibit 10.11.3

THIRD AMENDMENT TO, AND WAIVER UNDER, CREDIT AGREEMENT

THIS THIRD AMENDMENT TO, AND WAIVER UNDER, CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of December 29, 2006, by and among the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent for the Lenders (in such capacities, together with any successor arranger and administrative agent, “Agent”), and TRC COMPANIES, INC., a Delaware corporation (the “Administrative Borrower”), on behalf of all Borrowers.

WITNESSETH:

WHEREAS, the Administrative Borrower, the Administrative Borrower’s Subsidiaries party thereto, the Lenders and Agent are parties to that certain Credit Agreement, dated as of July 17, 2006 (as amended as of October 31, 2006 (the “First Amendment”) and as of November 29, 2006, and as the same may be amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”);

WHEREAS, Section 3.6(b) of the Credit Agreement (as amended by the First Amendment) required that, on or prior to December 15, 2006, Agent shall have received a Collateral Access Agreement with respect to the locations listed on Schedule 3.6(b) to the Credit Agreement (the “Section 3.6(b) Requirement”);

WHEREAS, the Section 3.6(b) Requirement has not yet been completely satisfied (the “Section 3.6(b) Default”);

WHEREAS, the Administrative Borrower has requested, and Agent and the Lenders have agreed, to waive the Section 3.6(b) Default, subject to the terms and conditions set forth herein; and

WHEREAS, Agent, the Lenders and the Borrowers wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1.   Definitions.  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.   Waiver Under Credit Agreement.  Subject to the satisfaction of the terms and conditions set forth herein, Agent and the Required Lenders hereby waive the Section 3.6(b) Default, provided, that the foregoing waiver shall be rescinded and no longer effective as of January 31, 2007 if the Administrative Borrower fails to deliver to Agent Collateral Access

Agreements with respect to all of the locations listed on Schedule 3.6(b) to the Credit Agreement, on or prior to January 31, 2007.

Section 3.   Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended, as of the Effective Date (defined below), as follows:

3.01   Amendment to Schedule 5.3.  The left hand column in the second row of the table in Schedule 5.3 to the Credit Agreement is hereby amended by deleting the words “on or prior to December 31, 2006” therein and inserting “on or prior to January 31, 2007” in lieu thereof.

Section 4.   Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Third Amendment, the Administrative Borrower, for itself and on behalf of all of the other Borrowers, hereby represents and warrants that:

4.01   No Default.  At and as of the date of this Third Amendment and at and as of the Effective Date and both prior to (other than with respect to the Section 3.6(b) Default) and after giving effect to this Third Amendment, no Default or Event of Default exists and is continuing.

4.02   Representations and Warranties True and Correct.  At and as of the date of this Third Amendment and both prior to (other than with respect to the Section 3.6(b) Default) and after giving effect to this Third Amendment, each of the representations and warranties contained in the Credit Agreement and other Loan Documents is true and correct in all material respects.

4.03   Corporate Power, Etc.  Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Third Amendment and to consummate the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers, and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Third Amendment and the consummation of the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers.

4.04   No Conflict.  The execution, delivery and performance by Administrative Borrower (on behalf of itself and all of the other Borrowers) of this Third Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment or decree of any court or other Governmental Authority binding on any Borrower, (b) conflict with or result in any breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (d) require any approval of any Borrower’s interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

4.05   Binding Effect.  This Third Amendment has been duly executed and delivered by the Administrative Borrower (on behalf of itself and all of the other Borrowers) and constitutes the legal, valid and binding obligation of the Administrative Borrower (on behalf of itself and all of the other Borrowers), enforceable against the Administrative Borrower (on behalf of itself and all of the other Borrowers) in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.   Conditions.   This Third Amendment shall be effective upon the fulfillment by the Borrowers, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5 (such date, the “Effective Date”):

5.01   Execution of the Third Amendment.  Each of the parties hereto shall have executed an original counterpart of this Third Amendment and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

5.02   Amendment Fee.  Borrowers shall have paid to Agent, for its own account, in immediately available funds an amendment fee equal to $15,000.00.

5.03   Representations and Warranties.  As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

5.04   Compliance with Terms.  Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrowers in connection herewith.

5.05   Delivery of Other Documents.  Agent shall have received all such other instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

Section 6.   Miscellaneous.

6.01   Continuing Effect.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

6.02   No Waiver; Reservation of Rights.  This Third Amendment is limited as specified and the execution, delivery and effectiveness of this Third Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement, or any other Loan Document, except as specifically set forth herein.  Notwithstanding anything contained in this Third Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default (other than the Section 3.6(b) Default to the extent waived under Section 2 hereof).

6.03   References.

(a)   From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Third Amendment and (ii) all of the terms and provisions of this Third Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.

(b)   From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to  “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

6.04   Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.05   Severability.  The provisions of this Third Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Third Amendment in any jurisdiction.

6.06   Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Third Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  A complete set of counterparts shall be lodged with the Administrative Borrower, Agent and each Lender.

6.07   Headings.  Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

6.08   Binding Effect; Assignment.  This Third Amendment shall be binding upon and inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of Borrowers under this Third Amendment shall not be assigned or delegated without the prior written consent of Agent and the Lenders.

6.09   Expenses.  Borrowers agree to pay Agent upon demand, for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent and the Lenders (who may be employees of Agent or the Lenders), incurred by Agent and the Lenders in connection with the preparation, negotiation and execution of this Third Amendment and any document required to be furnished herewith.

6.10   Integration.  This Third Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE BORROWER:

TRC COMPANIES, INC., a Delaware corporation, as Administrative Borrower, on behalf of itself and all other Borrowers

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Senior Vice President

AGENT AND LENDERS:

WELLS FARGO FOOTHILL, INC., as Agent and as a Lender

By:	/s/ Jason P. Shanahan
Name:	Jason P. Shanahan
Title:	Vice President

[SIGNATURE PAGE OF TRC THIRD AMENDMENT]

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